7070 South Tucson Way
Englewood, Colorado 80112-3921

     February 7, 2002

Dear Shareholder:

     You are cordially invited to attend our Annual Meeting of Shareholders to be held on Thursday, March 7, 2002 at 10:00 a.m. local time, at our corporate offices located at 7070 South Tucson Way, Englewood, Colorado 80112.

     Those matters expected to be acted upon at the Annual Meeting are described in detail in the attached Notice of Annual Meeting of Shareholders and Proxy Statement. There will also be reports on our current activities and an opportunity to submit questions or comments on matters of interest to shareholders generally.

     Your vote is important. Whether or not you attend the Annual Meeting in person, it’s important that your shares be voted on matters that come before the meeting. I urge you to specify your choices by completing the accompanying proxy card and returning it promptly in the enclosed envelope. If you sign and return your proxy card without marking choices, it will be understood that you want your shares voted in accordance with the directors’ recommendations. If you attend the Meeting, you may revoke your proxy and vote your shares in person.

     We look forward to seeing you at the Meeting.

Sincerely, /s/ Eric Miller Eric Miller President and Chief Executive Officer

LASER TECHNOLOGY, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MARCH 7, 2002

To our Shareholders:

     Notice is hereby given that the Annual Meeting of Shareholders of Laser Technology, Inc., a Delaware corporation, will be held on Thursday, March 7, 2002, at 10:00 a.m. local time, at our corporate offices located at 7070 South Tucson Way, Englewood, Colorado 80112.

     Only shareholders of record at the close of business on January 22, 2002, are entitled to notice of and to vote at the Meeting. The items on the agenda, as described in the attached proxy statement, are as follows:

1.	To elect seven directors to serve for the ensuing year or until their respective successors are duly elected and qualified;

2.	To ratify the appointment of H. J. & Associates, L.L.C. as our independent auditors for the fiscal year ending September 30, 2002; and

3.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

     All shareholders are cordially invited to attend the Meeting in person. Holders of a majority of our outstanding voting shares must be present either in person or by proxy in order for the meeting to be held. To assure your representation at the Meeting, and whether or not you plan to attend in person, you are urged to mark, sign, date and return the enclosed proxy card at your earliest convenience. Any shareholders attending the Meeting may revoke their proxies and vote their shares in person.

By Order of the Board of Directors /s/ Elizabeth Hearty Elizabeth Hearty Secretary

Englewood, Colorado February 7, 2002

LASER TECHNOLOGY, INC.

7070 South Tucson Way
Englewood, Colorado 80112-3921

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of Laser Technology, Inc. to be held Thursday, March 7, 2002, at 10:00 a.m. local time, at our corporate offices located at 7070 South Tucson Way, Englewood, Colorado 80112, and at any and all adjournments thereof. The accompanying proxy is solicited by our Board of Directors and is revocable by the shareholder any time before it is voted. For more information concerning the procedure for revoking the proxy, see “General.” This Proxy Statement is first being mailed to shareholders on or about February 7, 2002, with our Annual Report to Shareholders for the fiscal year ended September 30, 2001.

     Shareholders of record at the close of business on January 22, 2002 will be entitled to vote on all matters. On the record date, we had 5,710,867 shares of our common stock outstanding. The holders of our common stock are entitled to one vote per share. We have no class of voting securities outstanding other than the common stock.

     All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Under our Bylaws and Delaware law:

•	shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum;

•	there is no cumulative voting and the director nominees receiving the highest number of votes, up to the number of directors to be elected, are elected and, accordingly, abstentions, broker non-votes and withholding of authority to vote will not affect the election of directors; and

•	proxies that reflect abstentions as to a particular proposal will be treated as voted for purposes of determining the approval of that proposal and will have the same effect as a vote against that proposal, while proxies that reflect broker non-votes will be treated as unvoted for purposes of determining approval of that proposal and will not be counted as votes for or against that proposal.

     The proxies named in the enclosed proxy card may, at the direction of the Board, vote to adjourn or postpone the Meeting to another time or place for the purpose of soliciting additional proxies necessary for approval of a proposal or otherwise.

     Any properly executed proxy returned to us will be voted in accordance with the instructions indicated thereon. If no instructions are marked with respect to the matters to be acted upon, each such proxy will be voted in accordance with the recommendations of the Board of Directors set forth in this Proxy Statement.

ITEM 1. ELECTION OF DIRECTORS

     Pursuant to the provisions of our Certificate of Incorporation and By-Laws, the number of Directors shall be determined by the vote of a majority of the entire Board of Directors. Presently, the number of directors in office is seven.

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     At the Meeting, seven directors will be nominated to be elected to the Board, each director to hold office for one year or until the director’s respective successor is elected and qualified. Unless otherwise instructed, it is intended that the shares represented by the enclosed proxy will be voted FOR the election of the seven nominees named below, all of whom are currently directors. In the event any of the nominees named herein are unable or decline to serve as a director at the time of the Meeting, it is intended that the proxies will be voted for the election of a substitute nominee as the proxy holder may determine. The Board of Directors has no reason to believe that any nominee listed below will be unable or will decline to serve as a director.

     The following persons, all of whom are incumbent directors, are being nominated for election to our Board of Directors:

Nominee for Election to the Office of Director at the 2002 Annual Meeting

Nominee	Age	Director Since	Position with Laser Technology
Eric A. Miller	35	2000	President, Chief Executive Officer and Director
Jeremy G. Dunne	44	1986	Vice President , Chief Technical Officer and Director
H. Deworth Williams	66	1994	Director
Walter R. Keay	64	2000	Director
Edward F. Cowle	45	2000	Director
William P. Behrens	63	2000	Director
Nicholas J. Cooney	66	2000	Director

Business Experience of Directors and Nominees

     Eric A. Miller. Mr. Miller has been employed by us since 1988 and has served on our Executive Committee since 1993. He was appointed as President and Chief Executive Officer in March 2000. Mr. Miller served as our Engineering Manager from 1993 to 2000 and was an engineer from 1988 to 1993. In 2001, Mr. Miller became a principal investor in Noteworthy Enterprises, LLC, which owns and operates a restaurant/bar establishment. All operations of this establishment are maintained by a separate partner of the organization. Mr. Miller graduated in 1987 from DeVry Institute of Technology in Phoenix, Arizona with a B.S. Degree in Electronics.

     Jeremy G. Dunne. Mr. Dunne has been employed by us since 1986 and currently serves as Vice President and Chief Technical Officer. From 1981 to 1986, Mr. Dunne was chief engineer for Hydrographic Services, International in Southborough Kent, England, a company that performed software and system design for the hydrographic surveying industry. Mr. Dunne earned a B.A. Degree in Electrical Engineering from the University of Cambridge, Cambridge, England. Mr. Dunne agreed to an SEC order issued on March 20, 2000 to not cause any violations of Section 13(a) of the Securities Exchange Act of 1934.

     H. Deworth Williams. Mr. Williams is the owner of Williams Investment Company and has been a financial consultant for more than thirty years. During this time, Mr. Williams has been instrumental in facilitating and completing several mergers, acquisitions, business consolidations and underwritings. Mr. Williams agreed to a SEC order issued on March 20, 2000 to not cause any violations of Section 13(a) of the Securities Exchange Act of 1934.

     Walter R. Keay. Mr. Keay has been employed for over 35 years in the securities industry. He is presently President of Knickerbocker Capital, Inc., an investment banking consulting firm in Pennsylvania. From 1987 through 1999, he was founder and President of Knickerbocker Securities, Inc., a member of the NASD. Knickerbocker Securities was our underwriter when we initially listed on the American Stock Exchange in 1993. Prior to engaging in investment banking, Mr. Keay was a securities analyst, working extensively with large conglomerates, both as an analyst and in the area of mergers and acquisitions. He graduated from Brown University with a B.A. Degree in Economics and did graduate work at New York University School of Business Administration.

     Edward F. Cowle. Mr. Cowle has been self employed in financial public relations from 1994 to the present, assisting public companies with financial and investment banking activities. From 1992 to 1994, Mr. Cowle was a Senior Vice President—Investments with Paine Webber in New York City and from 1991 to 1992, he was a Registered Representative with Bear Stearns & Company,also in New York City. Mr. Cowle graduated from Fairleigh Dickinson University in Madison, New Jersey in 1978 with a B.A. Degree in English, American Studies. Mr. Cowle also attended Vermont Law School in South Royalton, Vermont from 1978 to 1979.

     William P. Behrens. Mr. Behrens recently joined Northeast Securities, Inc. as Vice Chairman where he manages client assets and is responsible for the general brokerage division. From 1965 through September 2001 Mr. Behrens was respectively General Partner, Senior Managing Director and then Chairman and CEO of Ernst & Company and its successor company Investec Ernst & Company. In other securities industry capacities, Mr. Behrens has served as an Exchange Official of the American Stock Exchange since 1985; Director of Options Clearing Corporation and Vice Chairman of NASD District 10 Business Conduct Committee. Mr. Behrens graduated from Bernard Baruch College - City University of New York.

     Nicholas J. Cooney. Mr. Cooney is self-employed as an attorney concentrating in corporate and finance law. He has also served as a professional arbitrator and mediator and as an investment banker. Since 1982, Mr. Cooney has been engaged as a sole proprietor in the practice of law in New York, where he was licensed to practice law in 1960. From 1994 to 1999, Mr. Cooney was affiliated as an investment banking executive with Knickerbocker Securities, Inc. Mr. Cooney was involved for over 25 years in the legal affairs of three major corporations. Prior to his corporate affiliations, Mr. Cooney was associated with a Wall Street law firm. Since 1994, Mr. Cooney has served as a Contract Arbitrator for the Building Service Industry in the New York City area. Mr. Cooney is also an active arbitrator for the Commercial Panel of the American Arbitration Association and for the National Association of Securities Dealers, Inc. Mr. Cooney received his Juris Doctorate degree from Fordham University School of Law in 1960, and his Bachelor of Science degree from Fordham College in 1957.

     The Board of Directors recommends that the shareholders vote FOR the election of each nominee for director named above.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

     All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. We compensate our non-employee directors for service on the Board of Directors or any committee thereof via an annual retainer of $10,000 plus $2,000 for each meeting attended in person and $500 for each meeting attended telephonically. Directors are also eligible to receive grants of options under our incentive plans. Any non-employee director is reimbursed for expenses incurred for attendance at meetings of the Board and any committee of the Board. Each of our executive officers serves at the discretion of the Board of Directors.

     During our fiscal year ended September 30, 2001, there were ten meetings of the Board of Directors. Each director attended 75% or more of the aggregate number of meetings of the Board and any Committee of which he is a member.

     The Board of Directors, acting as a committee of the whole, has the responsibility for considering nominations for prospective Board members. The Board will consider nominees recommended by shareholders who submit to us a notice of nomination at least 30, but not more than 60 days prior to the annual meeting, or if less than 40 days notice or prior public disclosure of the date of the meeting is made to shareholders, notice by the shareholders must be received at our corporate offices no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such notice shall contain appropriate data with respect to the suggested candidate and the shareholder submitting the proposal in order to make an informed decision as to the qualifications of the person.

     The Board of Directors has established two committees and retains the authority to establish additional committees from time to time. Both of the following committees are made up of outside directors.

     The Compensation Committee consists of Nicholas J. Cooney, Chairman, H. Deworth Williams and William P. Behrens. The Compensation Committee supervises our compensation policies, administers employee incentive plans, reviews and approves officers’ salaries, and recommends to the Board of Directors such other forms of remuneration as it deems appropriate. The Compensation Committee held three meetings during the last fiscal year

     The Audit Committee presently consists of Walter R. Keay, Chairman, Edward F. Cowle and William P. Behrens. The Audit Committee recommends our independent certified public accountants, reviews our annual audit and interim financial reports, and reviews audit and any nonaudit fees paid to our independent certified public accountants. The Audit Committee reports its findings and recommendations to the Board of Directors for ratification. We have appointed Mr. Keay as Chairman because of his extensive knowledge of finance and accounting, his involvement in our Initial Public Offering and his knowledge of the day to day operations of our Company resulting from his consulting agreement. The Audit Committee held twelve meetings during the last fiscal year.

     Audit Committee Report

     In accordance with our written charter adopted by the Board of Directors, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. All current members of the Audit Committee are “independent,” as defined in the listing standards of the American Stock Exchange.

     In discharging its oversight responsibility as to the year end 2001 audit process, the Audit Committee has:

*	met and obtained from the independent auditors a formal written statement describing all relationships between the auditors and us that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees;”

*	discussed with the auditors any relationships that may impact their objectivity and independence;

*	satisfied itself as to the auditors’ independence;

*	discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls;

*	reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks;

*	discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees;” and

*	with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

     The Committee reviewed our audited financial statements as of and for the fiscal year ended September 30, 2001, with management and the independent auditors. Management has the responsibility for the preparation of our financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2001, for filing with the SEC.

     The Audit Committee

     Walter R. Keay, Chairman
     Edward F. Cowle
     William P. Behrens

     Audit Fees

     The aggregate fees billed for professional services rendered by H J & Associates, LLC for the reviews of the financial statements included in our quarterly reports on Form 10-Q and the audit of our financial statements for the year ended September 30, 2001, equaled $40,822.79.

     Financial Information Systems Design and Implementation Fees

     There were no fees for professional services rendered by H J & Associates, LLC for the year ended September 30, 2001 for information technology services relating to financial information systems design and implementation.

     All Other Fees

     There were no fees for professional services rendered by H J & Associates, LLC for the year ended September 30, 2001, other than the fees for services under “Audit Fee” above.

     The Audit Committee has considered whether the provisions of the services described above are compatible with maintaining the principal accountant’s independence.

     Key Personnel

     Set forth below is certain information regarding certain key personnel who do not serve on the Board of Directors.

     Roosevelt Rogers, age 42,has been employed by us since 1996 and is currently a Vice President. From 1992 to 1996, Mr. Rogers was a Product Manager with MPH Industries, Inc., a subsidiary of MPD, Inc. in Owensboro, Kentucky. From 1990 to 1992, he was Regional Sales Manager with Tech Systems, Inc.; Mobile Video Recording Systems in Atlanta, Georgia. Mr. Rogers was a State Trooper with the Georgia State Patrol in Atlanta, Georgia from 1982 to 1990, and was a police officer with the Roswell Police Department in Roswell, Georgia from 1977 to 1982. Mr. Rogers attended Brescia College in Owensboro, Kentucky studying Business Administration.

     Elizabeth Hearty, age 34, joined our Company in September 1999 as our Controller. In March 2000, Ms. Hearty was elected Corporate Secretary. Prior to joining us, Ms. Hearty was President and Director of DataVision Security Services in Englewood, Colorado from 1996 to 1999. From 1990 to 1996, she served as Controller of InterCap Funds, Joint Venture. Ms. Hearty received a B.S. degree in accounting from the University of Colorado in 1989.

EXECUTIVE COMPENSATION

     The following table sets forth a summary of cash and non-cash compensation for each of the last three fiscal periods ended September 30, 2001, 2000 and 1999, with respect to certain executive officers. No other executive officer has earned a salary greater than $100,000 annually for any of the periods depicted.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation		Restricted Stock Award		All Other Compensation
Eric A. Miller,	2001	$100,000	—	—		—		—
President, C.E.O., Director	2000	83,455	17,664	—		—		—
	1999	*	—	—		—		—

Jeremy Dunne,	2001	122,500	—	—		—		—
Vice President and Director	2000	98,116	21,308	—		—		—
	1999	80,400	—	—		—		—

Roosevelt Rogers,	2001	55,000	—	67,359
Vice President	2000	53,750	58,750	—		—		—
	1999	*	—	—		—		—

Blair Zykan,	2001	—	—	—		—		—
Former President, C.E.O	2000	82,952	—	—		8,333	***	—
	1999	87,018	—	15,844	**	8,333	***	—

David Williams,	2001	—
Former President, C.E.O	2000	—	—	—		—		—
	1999	100,608	—	—		—		—

*	Mr. Miller and Mr. Rogers were not officers during 1999.

**	In 1999, Mr. Zykan was paid commissions of $15,844 prior to being named President and C.E.O.

***	During 1999 Mr. Zykan entered into an employment agreement that provided for a Deferred Share Award of 25,000 shares of our stock, vesting one third at the date of grant and one third each year thereafter until fully vested.

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     The preceding table does not include any amounts for non-cash compensation, including personal benefits. We believe that the value of such non-cash benefits and compensation paid during the periods presented did not exceed the lesser of $50,000 or 10% of the cash compensation reported.

Equity Incentive Plan

     In 1994, we adopted an equity incentive plan. This employee plan provides for the issuance of options to our key employees and consultants to purchase up to an aggregate of 530,000 shares of our common stock at the fair market value at the date of grant. Fair market value is based on the closing sale price of the common stock on the American Stock Exchange on such date. The employee plan also allows for the grant of stock options, restricted stock awards, stock units, stock appreciation rights and other grants to all of our eligible employees and consultants.

     On February 24, 1998, stockholders approved a proposal to amend the employee plan. For each fiscal year beginning October 1, 1997 and through the fiscal year beginning October 1, 2003 (seven years), a number of shares of stock equal to two percent of the total number of issued and outstanding shares of stock as of September 30 of the fiscal year immediately preceding such year, shall become available for issuance under the plan. In addition, any unused portion of shares of stock remaining from those reserved as of September 30, 1997 and any unused portion of the two percent limit for any fiscal year shall be added to the aggregate number of shares of stock available for issuance in each fiscal year under the plan. In no event, subject to certain adjustments, will more than 1,000,000 shares of stock be cumulatively available for issuance pursuant to the exercise of incentive options.

     As of September 30, 2001, the total number of shares of common stock subject to all awards under the employee plan could not exceed 957,482.

     As of September 30, 2001, options to purchase 805,200 shares of our common stock were outstanding, at exercise prices ranging from $1.38 to $4.75 per share of which 509,332 options were exercisable at September 30, 2001. The options are non-transferable and primarily vest annually in three equal installments over a three year period. The options expire five or ten years from the date of grant or, if sooner, three months after the holder ceases to be an employee (subject to certain exceptions contained in the employee plan).

Non-Employee Director Stock Option Plan

     In 1994, we adopted a stock option program for non-employee directors. The director plan provides for the grant of options to purchase 30,000 shares of our common stock at the effective date of the plan to each member of our Board of Directors who is not an employee, and a grant of options to purchase 30,000 shares to each non-employee director who is newly elected to the Board after the effective date of the plan. The maximum number of shares that may be subject to options issued under the director plan was initially 120,000. The exercise price in each case is the fair market value of the common stock on the date of grant, determined in the same manner as under the employee plan.

     On April 21, 2000 the shareholders approved the amendment to the director plan to increase the number of shares available for issuance under the plan by 120,000 shares. As of September 30, 2001, pursuant to the amended plan, options to purchase 30,000 shares have been granted to each outside director at exercise prices ranging from $1.19 to $1.75 per share. Options granted under the director plan vest one-third each year for three years and expire five or ten years after the date of grant, or, if sooner, three months after the holder ceases to be a director (subject to certain exceptions contained in the plan). At September 30, 2001, 150,000 options were outstanding and 40,000 were exercisable pursuant to the director plan.

     The total number of shares and type of security subject to these plans and to any awards under these plans are subject to adjustment in the case of stock splits, stock dividends and similar actions by us.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and those persons who beneficially own more than ten percent of our outstanding common stock, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent beneficial owners also are required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file.

     Based solely on a review of reports received by us and representations from our officers and directors, we believes that all Section 16(a) filing requirements applicable to officers, directors and greater than ten percent beneficial owners have been met.

Certain Relationships and Related Transactions

     We currently have a marketing and consulting agreement with Laser Innovations International, Inc., whose principal is David Williams. Mr. Williams is the beneficial owner of more than 5% of our outstanding common stock and was formerly our President, CEO and director. Laser Innovations sells our products to certain international markets and its sales comprised 17% and 22% of our total sales during fiscal years 2001 and 2000, respectively.

     Two members of our Board of Directors, H. Deworth Williams and Edward F. Cowle have entered into a joint venture relationship with GHF International Trading, Ltda, a Brazilian company. GHF is associated with Laser Technology as a dealer for our Traffic Safety products and has been distributing the products in Brazil for approximately the last six years. During fiscal years 2001 and 2000, GHF purchased products from us in the amounts of approximately $61,000 and $260,000, respectively. GHF has been seeking investment capital to further develop the market for our products in Brazil and Messrs. Williams and Cowle have provided such capital.

     In April 2000, we entered into a consulting agreement with Knickerbocker Capital, Inc., whose principal is Walter R. Keay, one of our directors. Pursuant to the agreement, Mr. Keay is to provide certain consulting services to us.

Security Ownership of Certain Beneficial Owners and Management

     The following table provides information, to the best of our knowledge as of January 24, 2002, regarding beneficial ownership of our common stock by:

•	each person known to us to own beneficially more than 5% of our common stock;

•	each of the named executive officers;

•	each or our directors; and

•	all executive officers and directors as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned as of January 24, 2002	Percent of Common Stock(1)
Eric A. Miller(2)	85,500	1.5%
Jeremy G. Dunne (3)	433,667	7.5%
H. Deworth Williams(4)	589,007	10.3%
David Williams(5)	388,686	6.7%
Walter R. Keay (6)	20,000	0.3%
Edward F. Cowle (7)	216,625	3.8%
William P. Behrens (8)	27,500	0.5%
Nicholas J. Cooney (9)	35,000	0.6%
Plaza Resources Company (10)	356,250	5.9%
Directors & Officers as a group (9 persons) (11)	1,426,632	23.9%

(1)	Percentage ownership is calculated separately for each person on the basis of the actual number of outstanding shares as of January 24, 2002 and assumes the exercise of options held by such person (but not by anyone else) exercisable within sixty days.

(2)	Includes 52,000 shares, which may be acquired by Mr. Miller pursuant to the exercise of stock options exercisable within sixty days.

(3)	Includes 84,917 shares, which may be acquired by Mr. Dunne pursuant to the exercise of stock options exercisable within sixty days.

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(4)	Includes 10,000 shares, which may be acquired by Mr. Williams pursuant to the exercise of stock options exercisable within sixty days.

(5)	Includes 68,250 shares, which may be acquired by Mr. Williams pursuant to the exercise of stock options exercisable within sixty days.

(6)	Includes 20,000 shares, which may be acquired by Mr. Keay pursuant to the exercise of stock options exercisable within sixty days.

(7)	Includes 20,000 shares, which may be acquired by Mr. Cowle pursuant to the exercise of stock options exercisable within sixty days.

(8)	Includes 20,000 shares, which may be acquired by Mr. Behrens pursuant to the exercise of stock options exercisable within sixty days.

(9)	Includes 20,000 shares, which may be acquired by Mr. Cooney pursuant to the exercise of stock options exercisable within sixty days.

(10)	Includes 356,250 shares issuable upon exercise of the PRC Warrants. PRC is a wholly owned subsidiary of Geico Corporation. See Note 5 to our Consolidated Financial Statements.

(11)	Includes 246,250 shares, which may be acquired by our officers or directors within sixty days pursuant to the exercise of stock options at various prices.

PERFORMANCE GRAPH

     The graph below provides an indicator of cumulative total shareowner returns for Laser Technology as compared with the S&P 500 Stock Index (“S&P 500”) and a group of peer issuers. Assumes $100 invested October 1, 1996 in our shares, the S&P 500 and the Peer Group (1).

	9/30/96	9/30/97	9/30/98	9/30/99	9/30/00	9/30/01
SP& 500	$100.00	$140.45	$153.15	$195.74	$221.74	$162.71
Laser Technology, Inc.	$100.00	$73.97	$72.60	$24.66	$31.52	$21.92
Nasdaq Electronic Component Stocks Index	$100.00	$175.88	$140.02	$284.57	$500.48	$140.88

(1)	The Peer Group is represented by the Nasdaq Electronic Components Stock Index.

ITEM 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to ratification by the shareholders at the Meeting, the Board of Directors has appointed H J & Associates as independent auditors for the fiscal year ending September 30, 2002 and until their successors are selected. H J & Associates has served as auditors of our consolidated financial statements for the fiscal years ended September 30, 1993 through September 30, 2001. A representative of H J & Associates will be present at the Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to answer appropriate questions.

     The affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the matter is required to ratify the appointment of H J & Associates as independent public accountants.

     The Board of Directors recommends that the shareholders vote FOR ratification of the selection of H J & Associates, LLC independent public accountants, to audit our consolidated financial statements for the fiscal year ending September 30, 2002.

OTHER MATTERS

     The Board of Directors is not aware of any other matter to be presented for action at the Meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment on such matter.

ANNUAL REPORT TO SHAREHOLDERS

     Our Annual Report to Shareholders, including financial statements, for the fiscal year ended September 30, 2001, will accompany or follow this Proxy Statement.

SHAREHOLDERS’ PROPOSALS

     It is anticipated that our fiscal 2002 Annual Meeting of Shareholders will be held on or about March 6, 2003. Shareholders who intend to present proposals at such Annual Meeting must be delivered to or mailed and received at our principle executive offices, not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

GENERAL

     The costs of soliciting proxies will be paid by Laser Technology. In addition to the use of the mails, proxies may be personally solicited by directors, officers or regular employees of us (who will not be compensated separately for their services), by mail, telephone, telegraph, cable or personal discussion. We will also request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of stock held of record by such persons and request authority for the execution of proxies. We will reimburse such entities for reasonable out-of-pocket expenses incurred in handling proxy materials for the beneficial owners of our common stock.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by delivering to our corporate Secretary a written notice of revocation bearing a later date than the proxy, by duly executing a subsequent proxy relating to the same shares, or by attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute revocation of a proxy unless the stockholder votes his or her shares of common stock in person at the Meeting. Any notice revoking a proxy should be sent to Elizabeth Hearty, Secretary of Laser Technology, in care of Laser Technology, Inc., 7070 S. Tucson Way, Englewood, Colorado 80112.

     Please complete, date, sign and return the accompanying proxy promptly in the enclosed envelope.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING PROXY, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

By Order of the Board of Directors /s/ Elizabeth Hearty Elizabeth Hearty Secretary

Englewood, Colorado February 7, 2002 9

LASER TECHNOLOGY, INC.
PROXY
Annual Meeting, March 7, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Eric A. Miller, Jeremy G. Dunne and Walter R. Keay, as Proxies, each with full power to appoint his substitute, and hereby authorizes them to appear and vote as designated below, all shares of common stock of Laser Technology, Inc. held on record by the undersigned on January 22, 2002, at the Annual Meeting of Stockholders to be held on March 7, 2002, and any adjournments thereof.

     The undersigned hereby directs this Proxy to be voted:

1. Election of directors:

|_| FOR the election as directors of all nominees listed below (except as marked to the contrary below)	Or	|_| WITHHOLD AUTHORITY to vote for all nominees listed below

ERIC A. MILLER WALTER R. KEAY NICHOLAS J. COONEY	JEREMY G. DUNNE EDWARD F. COWLE	H. DEWORTH WILLIAMS WILLIAM P. BEHRENS

     (INSTRUCTION: To withhold authority to vote for any of the above listed nominees, please strike a line through that individual’s name)

2. Proposal to ratify the appointment of H J & Associates as independent auditors for Laser Technology, Inc. for the fiscal year ending September 30, 2002.

|_| FOR	|_| AGAINST	|_| ABSTAIN

3. In their discretion, the named proxies may vote on such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof. 10

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

     SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER’S SPECIFICATIONS ABOVE. THE PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

Date:

————————————————————— Signature of stockholder ————————————————————— Signature if held jointly

NOTE: Please mark, date, sign and return this Proxy promptly using the enclosed envelope. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation or partnership, please sign in corporate or partnership name by an authorized person.

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